ROBERT L. KAHN

May 20, 2008

Arrow Offshore Ltd.
Arrow Partners LP
Arrow Masters LP
c/o  Arrow Capital Management, LLC
499 Park Avenue, 10th Floor
New York, NY 10022

            Re: Agreement to Tender

Gentlemen:

      In consideration of Purchasers (as defined below) making a tender offer (the "Offer") for up to 19,902,000 outstanding shares of common stock, $0.001 par value (the "Common Shares"), of W.P. Stewart & Co. Ltd. (the "Company") in accordance with the Investment Agreement (as defined below), I hereby agree as follows:

      1. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement, dated as of May 20, 2008 (the "Investment Agreement"), between Arrow Offshore Ltd, Arrow Partners LP, Arrow Masters LP (collectively, "Purchasers") and the Company.

      2. Immediately prior to the expiration of the Offer, I hereby agree to tender in the Offer and not withdraw such number of Common Shares, if any, distributed in the WPS II Distribution (as defined below) to me as equals the greater of (i) zero or (ii) (x) the difference between 2,400,000 and the total number of Common Shares tendered by other shareholders in the Offer and not withdrawn (other than any Common Shares required to be tendered pursuant to the Stewart Letter Agreement) (the "Tendered Shares"), multiplied by (y) the Fraction (and, if applicable, rounded to the nearest whole number); provided that the number of Common Shares I hereby agree to tender shall in no event exceed 450,000. As used herein,

            (a) "WPS II Distribution" means the distribution by WPS II, Inc. a Delaware corporation ("WPS II"), to its stockholders on or about June 3, 2008 of 25% of the Common Shares owned by WPS II (provided the proposed dissolution of WPS II is approved by its stockholders).

            (b) "Stewart Letter Agreement" means that certain letter agreement of even date herewith between William P. Stewart, Jr. and Purchasers.

            (c) "Fraction" means 450,000 divided by 2,400,000.

      3. Immediately prior to the expiration of the Offer, the Company and Purchasers shall jointly notify me of, and represent and warrant to me as to, the number of Tendered Shares. If I am required to tender any Common Shares in the Offer pursuant to paragraph 1 above (or if, in my absolute and sole discretion, I elect to tender any Common Shares notwithstanding this letter agreement), I hereby authorize the Company to deliver a notice of guaranteed delivery from me with respect to such shares. Notwithstanding anything in this letter agreement to the contrary, if as of immediately prior to the expiration of the Offer I have already tendered in the Offer and not withdrawn any Common Shares, such Common Shares shall be credited against the number of Common Shares, if any, that I am required to tender pursuant to this letter agreement.

      4. Notwithstanding the foregoing, this letter agreement shall terminate automatically and be of no further force or effect if at any time prior to the expiration of the Offer (i) the Per Share Amount is less than $1.60 or (ii) the Company terminates the Investment Agreement in accordance with Section 7.1(d)(ii) thereof.

      This letter agreement (i) will in all respects be interpreted, construed and governed by and in accordance with the laws of the State of New York, disregarding any conflict of laws provisions that may require the application of the law of another jurisdiction, (ii) constitutes the entire agreement and understanding between Purchasers and the undersigned with respect to the subject matter hereof and supersedes all previous agreements, understanding or discussions with respect to the subject matter hereof, (iii) may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute and be the same instrument, and (iv) may be amended only in a writing signed by each party hereto.

                            [Signature page follows]


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

      If the foregoing is in accordance with your understanding, please sign this letter agreement in the space provided below.

                                                              Very truly yours,


                                                              /s/ Robert L. Kahn
                                                              ------------------
                                                              Robert L. Kahn

ACCEPTED AND AGREED:

ARROW MASTERS LP

By:  Arrow Advisors LLC
     General Partner


     By:  /s/ Alexandre von Furstenberg
          -----------------------------
          Alexandre von Furstenberg
          Co-Managing Member


     By:  /s/ Mal Serure
          -----------------------------
          Mal Serure
          Co-Managing Member


ARROW PARTNERS LP

By:  Arrow Advisors LLC
     General Partner


     By:  /s/ Alexandre von Furstenberg
          -----------------------------
          Alexandre von Furstenberg
          Co-Managing Member


     By:  /s/ Mal Serure
          -----------------------------
          Mal Serure
          Co-Managing Member


ARROW OFFSHORE, LTD.


By:  /s/ Mal Serure
     -----------------------------
     Mal Serure
     Director

                     [SIGNATURE CONTINUED ON FOLLOWING PAGE]


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

W.P. STEWART & CO. LTD.


By:  /s/ Susan G. Leber
     -----------------------------
     Susan G. Leber
     Managing Director-Chief Financial Officer


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